UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  01/05/2005

SCANSOURCE INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-26926

SC	57-0965380
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6 Logue Court, Greenville, SC 29615
(Address of Principal Executive Offices, Including Zip Code)

864-288-2432
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

Pursuant to the ScanSource, Inc. 2002 Long-Term Incentive Plan (the "Plan"), on January 5, 2005, ScanSource, Inc. (the "Company") made its annual award of incentive stock options to employees, including each of its executive officers. The executive officers were awarded options (the "Options") to purchase the number of shares of common stock set forth in the table below. The Options are exercisable for $59.40 per share, which was the closing price of the common stock on the date of grant, and vest in 33 1/3% increments on January 5, 2006, 2007 and 2008.

Executive Officer        Number of Shares

Steven H. Owings       15,000
Chairman of the Board

Michael L. Baur         35,000
Chief Executive Officer and President

Richard P. Cleys         5,000
Vice President and Chief Financial Officer

Jeffery A. Bryson       1,600
Vice President of Administration and
Investor Relations

Robert S. McLain, Jr. 1,600
Vice President of Marketing

The form of Incentive Stock Option Agreement for option grants pursuant to the Plan is filed as Exhibit 99.1 to this report and are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(c)        Exhibits

99.1        Form of Incentive Stock Option Agreement for option grants pursuant to the ScanSource, Inc. 2002 Long-Term Incentive Plan.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

SCANSOURCE INC

Date: January 11, 2005.	By:	/s/ Richard P. Cleys
Richard P. Cleys
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Form of Incentive Stock Option Agreement